Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

November 15, 2010

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Re:	12,500,000 Shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We refer to:

(i) the Registration Statement on Form S-3 (Registration No. 333-167412) (the “Registration Statement”) filed on June 9, 2010 by Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of securities of the Company, including shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act;

(ii) the Framework Agreement, dated June 9, 2010 and amended on July 26, 2010 (the “Framework Agreement”), between the Company and Misys plc, pursuant to which the Company issued 61,308,295 shares of Common Stock to Kapiti Limited and ACT Sigmex Limited (collectively, the “Selling Stockholders”);

(iii) the Underwriting Agreement, dated November 11, 2010 (the “Underwriting Agreement”), among the Company, the Selling Stockholders and Barclays Capital Inc. (the “Underwriter”), pursuant to which the Selling Stockholders have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, 12,500,000 shares of the Common Stock (the “Shares”) that the Selling Stockholders acquired pursuant to the Framework Agreement;

(iv) the Company’s prospectus, dated June 9, 2010 (the “Base Prospectus”), that forms a part of the Registration Statement; and

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Allscripts Healthcare Solutions, Inc.

November 15, 2010

(v) the Company’s prospectus supplement, dated November 12, 2010 (the “Prospectus Supplement”), supplementing the Base Prospectus and relating to the offering by the Selling Stockholders of the Shares pursuant to the Registration Statement, as filed with the SEC on November 15, 2010.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Base Prospectus and the Prospectus Supplement, the Framework Agreement, the Underwriting Agreement, the Third Amended and Restated Certificate of Incorporation of the Company, as in effect at the time of issuance of the Shares pursuant to the Framework Agreement, the Amended and Restated By-laws of the Company, as in effect at the time of issuance of the Shares pursuant to the Framework Agreement, and the resolutions of the Board of Directors of the Company dated June 8, 2010 and July 26, 2010 relating to the Registration Statement and the Framework Agreement. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement are legally issued, fully paid and non-assessable.

This letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this letter as an Exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Allscripts Healthcare Solutions, Inc.

November 15, 2010

Very truly yours,

/s/ Sidley Austin LLP